UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024 ( November 28, 2024 )

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 28, 2024, Energy Fuels Inc. ("Energy Fuels" or the "Company") announced that the Madagascar Council of Ministers, as Chaired by the President of the Republic of Madagascar, lifted the suspension (the "Suspension") of the Company's 100%-owned Toliara critical minerals project (the "Toliara Project"). The Suspension, which prohibited development activities at the Toliara Project, was imposed by the Government in November 2019. As previously announced, Energy Fuels acquired Base Resources and the Toliara Project in October 2024.

The Company currently holds a mining permit relating to the Toliara project that allows production of titanium and zirconium minerals, including ilmenite, rutile and zircon. Following the decision of the Madagascar Council of Ministers to lift the Suspension relating to the permit, the Company intends to recommence development and investment in the Toliara Project, re-establish community and social programs, and advance the technical, environmental and social activities necessary to achieve a positive Final Investment Decision ("FID"), which the Company expects to make by early 2026.

While the Toliara Project is progressing towards a FID, the Company intends to continue working with the Government of Madagascar to formalize the fiscal, stability and other terms applicable to the project, including the addition of rare-earth element production to the existing mining permit, through a memorandum of understanding, an investment agreement, amendments to existing laws and/or other mechanisms as appropriate.

Item 9.01. Financial Statements and Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains certain "forward looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities legislation (collectively, "forward-looking statements"), which may include, but are not limited to, statements with respect to: the Company's intentions to recommence development and investment in the Toliara Project; any expectation that the Company will continue working with the Government of Madagascar to formalize fiscal and other terms applicable to the Toliara Project through a memorandum of understanding, an investment agreement, amendments to existing laws and other mechanisms as appropriate; any expectation that a memorandum of understanding, an investment agreement, amendments to existing laws and other mechanisms required to formalize fiscal and other terms applicable to the Toliara Project will be entered into or finalized in a satisfactory manner or at all; any expectation that rare-earth element production will be added to the existing mining permit; any expectation that the financial and legal stability of the Toliara Project will be maintained; any expectation that a positive FID will be made for the Toliara Project and the timing of any such positive FID; and any expectation that the Toliara Project will be developed. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "budgets," "scheduled," "estimates," "forecasts," "intends," "anticipates," "does not anticipate," or "believes," or variations of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: commodity prices and price fluctuations; engineering, construction, processing and mining difficulties, upsets and delays; permitting and licensing requirements and delays; changes to regulatory requirements; legal challenges; competition from other producers; public opinion; government and political actions; the failure of the Company to provide or obtain the necessary financing required to develop the Toliara Project; market factors, including future demand for rare-earth elements; and the other factors described under the caption "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K, which is available for review on EDGAR at www.sec.gov/edgar, on SEDAR+ at www.sedarplus.ca, and on the Company's website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this Current Report, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: December 4, 2024	By: /s/ David C. Frydenlund
David C. Frydenlund Executive Vice President, Chief Legal Officer and Corporate Secretary